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                                                                     Exhibit 5.2



                                  WHITE & CASE
                         Limited Liability Partnership

                          1155 Avenue of the Americas
                         New York, New York 10036-2787






July 30, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



Ladies and Gentlemen:

     We have acted as special U.S. counsel for Corporacion Durango, S.A. de C.V. (the "Company"), a variable capital company (sociedad annima de capital variable) organized under the laws of the United Mexican States ("Mexico"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Registration Statement on Form F-4 (the "Registration Statement") relating to the proposed issuance of an aggregate of up to US$200,000,000 principal amount of the Company's 13-1/2% Senior Notes due 2008 (the "2008 Notes) and up to $50,000,000 of the Company's 13-1/8% Senior Notes due 2006 (the "2006 Notes" and together with the 2008 Notes, the "Notes"). The 2006 Notes will be issued pursuant to the terms of an indenture dated February 5, 2001 between the Company and The Chase Manhattan Bank and a Supplemental Indenture to be entered into between the Company and The Chase Manhattan Bank, and the 2008 Notes will be issued pursuant to the terms of an indenture to be entered into between the Company and The Chase Manhattan Bank, as trustee.

     In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of such certificates of officers of the Company, and the originals (or copies thereof, certified to our satisfaction) of such corporate documents and records of the Company, and such other documents, records and papers as we have deemed relevant and necessary in order to give the opinion hereinafter set forth. In this connection, we have assumed the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies. In addition, we have relied to the extent that
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we deem such reliance proper,  upon such certificates of officers of the Company with respect to the accuracy of material factual matter contained therein which were not independently established.

     Based upon the foregoing, we are of the opinion that the Notes to be offered for sale pursuant to the Prospectus included in the Registration Statement are duly authorized and, when sold, issued and paid for as contemplated by the Prospectus, such Notes will have been validly and legally issued and will be fully paid and non-assessable and will constitute binding obligations of the Company.

     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America.

     We are not qualified to render an opinion on the laws of Mexico. Accordingly, in rendering the foregoing opinion, we have assumed that the Notes have been duly authorized under the laws of Mexico and, when sold, issued and paid for as contemplated by the Prospectus, the Notes will have been validly and legally issued and will be fully paid and non-assessable and will constitute binding obligations of the Company under the laws of Mexico.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement filed with the Commission. We also consent to the reference to us under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                            Very truly yours,

                                            /s/ WHITE & CASE LLP


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